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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in Amendment No. 3 to Registration Statement No. 333-73177 on Form S-3 of Mattel, Inc. of our report dated February 4, 1997 (except for note 15, as to which the date is March 27, 1997) relating to the consolidated financial statements of Tyco Toys, Inc. and subsidiaries, not presented separately herein, appearing in Mattel, Inc.'s 1998 Annual Report on Amendment No. 1 to Form 10-K/A and Current Report on Form 8-K dated June 11, 1999. We also consent to the reference to our firm under the caption "Experts".

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

June 11, 1999